                                                                    EXHIBIT  4.1

================================================================================

                    _______________________________________

                            NORTON MCNAUGHTON, INC.

                                  as Issuer,

                           the SUBSIDIARY GUARANTORS
                                 named herein

                                      and

                          UNITED STATES TRUST COMPANY
                                  OF NEW YORK

                                  as Trustee

                                 $125,000,000

                    12 1/2% SENIOR NOTES DUE 2005, SERIES A

                    12 1/2% SENIOR NOTES DUE 2005, SERIES B

                         ____________________________

                                   INDENTURE

                           Dated as of June 18, 1998

================================================================================

                             CROSS-REFERENCE TABLE

TIA                                                                    Indenture
Section                                                                Section
-------                                                                ---------
310(a)(1)........................................................      7.10
   (a)(2)........................................................      7.10
   (a)(3)........................................................      N.A.
   (a)(4)........................................................      N.A.
   (b)...........................................................      7.8; 7.10
   (c)...........................................................      N.A.
311(a)...........................................................      7.11
   (b)...........................................................      7.11
   (c)...........................................................      N.A.
312(a)...........................................................      2.5
   (b)...........................................................      11.3
   (c)...........................................................      11.3
313(a)...........................................................      7.6
   (b)...........................................................      7.6
   (c)...........................................................      7.6; 11.2
   (d)...........................................................      7.6
314(a)...........................................................      4.2; 11.2
   (b)...........................................................      N.A.
   (c)(1)........................................................      11.4
   (c)(2)........................................................      11.4
   (c)(3)........................................................      N.A.
   (d)...........................................................      N.A.
   (e)...........................................................      11.5
315(a)...........................................................      7.1
   (b)...........................................................      7.5; 11.2
   (c)...........................................................      7.1
   (d)...........................................................      7.1
   (e)...........................................................      6.11
316(a)(last sentence)............................................      11.6
   (a)(1)(A).....................................................      6.5
   (a)(1)(B).....................................................      6.4
   (a)(2)........................................................      N.A.
   (b)...........................................................      6.7
317(a)(1)........................................................      6.8
   (a)(2)........................................................      6.9
   (b)...........................................................      2.4
318(a)...........................................................      12.1

     N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE dated as of June 18, 1998, between Norton McNaughton, Inc., a Delaware corporation (as further defined below, the "Company"), Norton
                                                       -------
McNaughton of Squire, Inc., a New York corporation, Norty's, Inc., a Delaware corporation, Jeri-Jo Knitwear, Inc., a Delaware corporation (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors") and United States Trust Company of New York, a Delaware banking corporation, as Trustee (the "Trustee").
                                                                      -------

          The Company has duly authorized the creation and issuance of up to $125,000,000 aggregate principal amount of 12 1/2% Series A Senior Notes due 2005 (the "Initial Securities") and $125,000,000 aggregate principal amount of
           ------------------
12 1/2% Series B Senior Notes due 2005 (the "Exchange Securities") and, to
                                             -------------------
provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined herein), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors have been done.

          The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:


                                   ARTICLE I
                                   ---------

                  DEFINITIONS AND INCORPORATION BY REFERENCE
                  ------------------------------------------

          SECTION 1.1  Definitions.
                       -----------

          "Accredited Investor" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming, a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as it becomes absolute and matured.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture in Section 4.9 and/or Section 5.1 and not by the provisions of Section 4.8), and (ii) the sale by the Company or the issuance or sale by any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary of the Company; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary of the Company; (iii) a Restricted Payment that is permitted under Section 4.4; (iv) transfers of damaged, worn-out or obsolete equipment or other assets no longer used or useful in the business of the Company or its Restricted Subsidiaries; (v) transfers of accounts receivable, and all instruments, contract rights, chattel paper, documents and general intangibles related thereto, pursuant to a bona fide factoring arrangement; and
(vi) licensing of intellectual property.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Board of Directors" means the Board of Directors of any Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) above certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

          "Cedel Bank" has the meaning set forth in Section 2.1.

          "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

          (iv) the first day during any consecutive two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Closing Date" means the first date on which Securities are issued under this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Norton McNaughton, Inc., a Delaware corporation, until a successor replaces it and, thereafter, means the successor.

          "Commission" or "SEC" means the United States Securities and Exchange Commission or its successor.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income: (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale; (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries; (iii) consolidated interest expense of such Person and its Restricted Subsidiaries, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, net payments (if any) pursuant to Hedging Obligations and commissions, discounts and other fees and charges incurred in respect of bona fide factoring arrangements); (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries; less the amount of non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, (a) the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, and (b) the Net Income of any Unrestricted Subsidiary shall be excluded whether or not distributed to the Company or one of its Restricted Subsidiaries.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the Closing Date or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 or such other address as to which the Trustee may give notice to the Company.

          "Credit Facilities" means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, bankers acceptances or other extensions of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on or prior to the date that is 91 days after the date on which the Securities mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock.

          "Earn-out Payment" means any contingent consideration based on future operating performance of the acquired entity or assets payable following the consummation of an acquisition based on the criteria set forth in the documentation governing or relating to such acquisition.

          "Eligible Accounts Receivable" means eligible accounts receivable or similar terms as defined in the documentation governing the Credit Facilities.

          "Eligible Inventory" means eligible inventory or similar terms as defined in the documentation governing the Credit Facilities.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Euroclear" has the meaning set forth in Section 2.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Securityholder of the Initial Securities to exchange all the Initial Securities held by such Securityholder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Securityholder, all in accordance with the terms and conditions of the Registration Rights Agreement.

          "Exchange Securities" means the 121/2% Senior Notes due 2005, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

          "Existing Cash Earn-out Obligation" means the amount of the Company's and the applicable Subsidiary Guarantor's obligations to make an Earn-out Payment that, on the Closing Date, is contractually required to be paid in cash under (i) the Agreement of Purchase and Sale dated as of August 29, 1997, as amended, by and among the Company, Miss Erika, Inc., f/k/a ME Acquisition Corp., Old ME Corp., f/k/a Miss Erika, Inc., and the stockholders of Old ME Corp. and
(ii) the Agreement of Purchase and Sale dated as of April 15, 1998, as amended, by and among the Company, JJ Acquisition Corp., Jeri-Jo Knitwear Inc., Jamie Scott, Inc., and the stockholders of Jamie Scott, Inc.

          "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Credit Agreement and Indebtedness being repaid with the net proceeds of the Offering) in existence on the Closing Date, until such amounts are repaid.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of
(a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; provided, however, that (i) in the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings and other than the opening of letters of credit) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period and (ii) for purposes of making the computation referred to above, (a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

          "Group" shall mean any "group" for purposes of Section 13(d) of the Exchange Act.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding anything to the contrary set forth in this definition of "Indebtedness," an Earn-out Payment shall not constitute Indebtedness if at the time such payment is required to be made and such payment is prohibited by Section 4.4 hereof such payment is required to be made in common Equity Interests of the Company.

          "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Securities" has the meaning set forth in the preamble to this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding entertainment, commission, travel, relocation and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.4 hereof.

          "Issue Date" means the date the Securities are originally issued.

          "Legal Holiday" has the meaning ascribed in Section 11.8.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Maturity Date" means June 1, 2005.

          "Miss Erika Acquisition" means the acquisition by Miss Erika, Inc., f/k/a ME Acquisition Corp., of substantially all the assets and assumption of substantially all the liabilities of Old ME Corp., f/k/a Miss Erika, Inc., pursuant to the Agreement of Purchase and Sale dated as of August 29, 1997, as amended, by and among the Company, Miss Erika, Inc., Old ME Corp. and the stockholders of Old ME Corp.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the (i) direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (iv) any payments to Persons having a Lien (which Lien secures obligations in respect of borrowed money) on the assets sold or required by such Persons to provide any required consent or approval to such Asset Sale.

          "New Credit Agreement" means that certain amended and restated financing agreement, dated as of June 18, 1998, by and among the Company, the Subsidiary Guarantors, The CIT Group Commercial Services, Inc., NationsBanc Commercial Corporation, Fleet Bank and the other lenders party thereto from time to time, initially providing for up to $175.0 million of revolving credit borrowings and letters of credit, including any related notes, guarantees, security and other collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

          "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a Subsidiary Guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Securities and other than under a Credit Facility) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Person" means any Person who is not a U.S. Person.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the Offering Memorandum dated June 15, 1998, pursuant to which the Initial Securities were offered, and any supplements thereto;

          "Officer" means the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of the Company.

          "Officer's Certificate" shall mean a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company and which complies with Sections
11.4 and 11.5.

          "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel who is acceptable to the Trustee and which complies, if applicable, with Sections 11.4 and 11.5.

          "Paying Agent" has the meaning provided in Section 2.3.

          "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment or series of related Investments by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of such Investment or series of related Investments, (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.8 hereof, (v) loans and advances to employees, officers and directors not to exceed $1.0 million at any time outstanding; (vi) Investments made in exchange for Equity Interests of the Company (other than Disqualified Stock); (vii) Investments acquired by the Company or any Restricted Subsidiary of the Company in the ordinary course of business (a) in exchange for any other Investment or account receivable held by the Company or any Restricted Subsidiary of the Company in connection with or as a result of a bankruptcy, reorganization, workout or recapitalization of the issuer of such other Investment or the obligor with respect to such account receivable or (b) as a result of the foreclosure by the Company or any Restricted Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any such secured Investment which is then in default; (viii) Hedging Obligations otherwise permitted to be incurred under the Indenture; (ix) one or more Investments in or to contractors, suppliers, purchasing agents or similar persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (ix) that are at the time outstanding, not to exceed $5.0 million; and (x) Investments existing on the Closing Date.

          "Permitted Liens" means (i) Liens in favor of the Company or any of its Wholly Owned Restricted Subsidiaries; (ii) Liens securing borrowings, letter of credit reimbursement obligations and other obligations under the Credit Facilities, provided that such borrowings and obligations were permitted by the Indenture to be incurred; (iii) Liens on property of a Person existing at the time such Person's Capital Stock is acquired or such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition or merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (x) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (xi) judgment Liens not giving rise to an Event of Default; (xii) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xiii) any interest or title of a lessor under any Capital Lease Obligations; (xiv) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xvii) Liens securing Hedging Obligations that are otherwise permitted to be incurred under the Indenture; (xviii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xix) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and (xx) Liens arising under factoring arrangements entered into in the ordinary course of business.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or such Restricted Subsidiary (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date, and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company and/or by the Restricted Subsidiary who are the obligor(s) on the Indebtedness being extended, refinananced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

          "Physical Securities" has the meaning provided in Section 2.1.

          "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Private Exchange Note" shall have the meaning provided in the Registration Rights Agreement.

          "Private Placement Legend" has the meaning provided in Section 2.15.

          "Purchase Date" has the meaning provided in Section 3.9.

          "QIB" means any "qualified institutional buyer" (as defined under Rule 144A of the Securities Act).

          "Record Date" means the record dates specified in the Securities, whether or not a Legal Holiday.

          "Redemption Date" when used with respect to any Security, means the date fixed for the redemption of such Security pursuant to this Indenture and the Securities by a notice delivered pursuant to the terms of Section 3.3 of this Indenture.

          "Registrar" has the meaning provided for in Section 2.3.

          "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated June 18, 1998, among the Company, the Subsidiary Guarantors, NatWest Capital Markets Limited and ING Baring (U.S.) Securities, Inc. as amended, modified or supplemented from time to time.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Security" has the meaning set forth in Section
2.1.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144A Global Security" has the meaning set forth in Section 2.1.

          "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

          "Securities" means the Initial Securities, the Exchange Securities, and the Private Exchange Securities, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided, that any amendment to the original documentation governing such Indebtedness that extends the final maturity date of such Indebtedness but makes no other amendments or alterations to such original documentation shall be deemed to be part of the original documentation governing such Indebtedness.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary or such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantee" means the guarantee of the Securities by a Subsidiary Guarantor.

          "Subsidiary Guarantor" means each Subsidiary of an Issuer on the Issue Date and each newly organized or acquired Restricted Subsidiary that executes and delivers a supplemental indenture pursuant to Section 10.7.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                                                          ------
77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of
Article VII of this Indenture and, thereafter, means the successor.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "U.S. Person" means any "U.S. Person" as defined by Regulation S under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and its other Wholly Owned Restricted Subsidiaries.

          SECTION 1.2  Other Definitions.
                       -----------------

                                          Defined in
Term                                       Section
----                                       --------
"AI Global Security"                         2.1
"Affiliate Transaction"                      4.6
"Agent Members"                             2.16
"Asset Sale Offer"                           4.8
"Change of Control Offer"                    4.9

"Change of Control Payment"                  4.9
"Change of Control Payment Date"             4.9
"Covenant Defeasance"                        8.3
"Custodian"                                  6.1
"DTC"                                       2.15
"Event of Default"                           6.1
"Excess Proceeds"                           4.8(a)
"Funding Subsidiary Guarantor"               10.5
"Global Securities"                           2.1
"Guaranteed Obligations                      10.1
"incur"                                       4.3
"Legal Defeasance"                            8.2
"Offer"                                       4.9
"Offer Amount"                                3.9
"Offer Period"                                3.9
"Permitted Debt"                             4.3(b)
"Purchase Date"                               3.9
"Redemption Price"                            3.5
"Restricted Payment"                          4.4
"Rule 144A"                                   2.1

          SECTION 1.3  Incorporation by Reference of Trust Indenture Act.  This
                       -------------------------------------------------
Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined under rules promulgated by the Commission have the meanings assigned to them by such definitions.

          SECTION 1.4  Rules of Construction.  Unless the context otherwise
                       ---------------------
          requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) references to Article and Section numbers refers to the corresponding Articles and Sections of this Indenture unless otherwise specified; and

          (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE II
                                  ----------
                                THE SECURITIES
                                --------------

          SECTION 2.1  Form and Dating.  The Initial Securities, the notation
                       ---------------
thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company, the Subsidiary Guarantors and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the forms of the Securities annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "Rule 144A Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or the records of DTC or its nominee, as the case may be, as hereinafter provided (or by the issue of a further Rule 144A Global Security), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Security or the AI Global Security or in consequence of the issue of Definitive Securities or additional Rule 144A Global Securities, as hereinafter provided. Securities offered and sold in reliance on Regulation S under the Securities

Act shall be issued in the form of one or more permanent global notes in registered form in substantially the form set forth in Exhibit A (the "Regulation S Global Security"). Such Regulation S Global Security shall be deposited with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("Cedel Bank"). The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or the records of DTC or its nominee, as the case may be, as hereinafter provided (or by the issue of a further Regulation S Global Security), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Security or the AI Global Security or in consequence of the issue of Definitive Securities or additional Regulation S Securities, as hereinafter provided. Securities offered and sold to Accredited Investors shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "AI Global Security" and together with the Regulation S Global Security and the Rule 144A Global Security, the "Global Securities"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the AI Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or the records of DTC or its nominee, as the case may be, as hereinafter provided (or by the issue of a further AI Global Security), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Security or the Regulation S Global Security or in consequence of the issue of Definitive Securities or additional AI Global Securities, as hereinafter provided.

          Securities issued in exchange for interests in the Rule 144A Global Security, the Regulation S Global Security or the AI Global Security pursuant to
Section 2.16 and Section 2.17 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").
   ---------       -------------------

          Each of the Global Securities shall represent such amount of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Resolutions" and "Instructions to Participants" of Cedel Bank shall be applicable to interests in the Regulation S Global Securities that are held by the Agent Members through Euroclear or Cedel Bank.

          SECTION 2.2  Execution and Authentication.  (a)  Two Officers of the
                       ----------------------------
Company, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          (b) A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

          (c) The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $125,000,000,
(ii) Private Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities and (iii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon receipt of a written order of the Company. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Exchange Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request.

          (d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          (e) The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3  Registrar and Paying Agent.  (a)  The Company shall
                       --------------------------
maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where (i) Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) Securities may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company shall notify the Trustee and the Trustee shall notify, at the expense of the Company, the Securityholders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7.

          (b) The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notices and demands in connection with the Securities. The Trustee's address for purposes of Section 2.3(a) is 770 Broadway, New York, NY 10003.

          (c) Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company. The office of the Paying Agent and Registrar for purposes of this Section 2.3 shall initially be at 770 Broadway, New York, NY 10003.

          SECTION 2.4  Paying Agent to Hold Money in Trust.  The Company or any
                       -----------------------------------
other obligor on the Securities shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company or any other obligor on the Securities in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company or any other obligor on the Securities at any time may require a Paying Agent to pay all money held by it to the Trustee.
Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company or any other obligor on the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

          SECTION 2.5  Securityholder Lists.  The Trustee shall preserve in as
                       --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company or any other obligor on the Securities shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of the Securities held by each thereof, which list may be conclusively relied upon by the Trustee, and the Company or any other obligor on the Securities shall otherwise comply with TIA (S) 312(a).

          SECTION 2.6  Transfer and Exchange.  (a)  Subject to Sections 2.16 and
                       ---------------------
2.17 where Securities are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

          (b) The Company and the Registrar shall not be required (i) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption pursuant to Article III and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the Record Date and the next succeeding Interest Payment Date.

          (c) No service charge shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the Securityholder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.6 or 9.5).

          (d) Any Holder of any Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

          SECTION 2.7  Replacement Securities.  (a)  If any mutilated Security
                       ----------------------
is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Securityholder for reasonable out-of-pocket expenses in replacing a Security, including fees and expenses of counsel.

          (b) Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          SECTION 2.8  Outstanding Securities.  (a)  The Securities outstanding
                       ----------------------
at any time are all the Securities authenticated by the Trustee except for those canceled by the Company or by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

          (b) If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          (c)  If the principal amount of any Security is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

          (d) Subject to Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          (e) If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Securities payable on that date and is not prohibited from paying such money to the Securityholders thereof pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9  Treasury Securities.  In determining whether the Holders
                       -------------------
of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, by any Subsidiary Guarantor or by any of their respective Affiliates shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 2.10  Temporary Securities.  Until definitive Securities are
                        --------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall authenticate, pursuant to Section 2.2, definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges under this Indenture as definitive Securities.

          SECTION 2.11  Cancellation.  The Company at any time pursuant to the
                        ------------
terms hereof may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities, if not already cancelled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirements of the Exchange Act), and deliver certification of their destruction to the Company, unless by a written order, signed by two Officers of the Company, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), the Company shall direct that canceled Securities be returned to it.
Subject to Section 2.7, the Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

          SECTION 2.12  Defaulted Interest.  If the Company defaults in a
                        ------------------
payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special Record Date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.1. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special Record Date and payment date. At least 15 days before the special Record Date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special Record Date, the related payment date and the amount of such interest to be paid.

          SECTION 2.13  CUSIP Number.  The Company in issuing the Securities may
                        ------------
use "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Securityholders; provided, that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

          SECTION 2.14  Deposit of Moneys.  Prior to 11:00 a.m. New York City
                        -----------------
time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Securityholders on such Interest Payment Date or Maturity Date, as the case may be.

          SECTION 2.15  Restrictive Legends.  Each Global Security and Physical
                        -------------------
Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until June 18, 2000 unless otherwise agreed by the Company and the Securityholder thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS OR A BENEFICIAL INTEREST HEREIN EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE

     SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO NORTON MCNAUGHTON, INC.) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING AS DESCRIBED IN CLAUSE (1)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS SECURITY TO AN INSTITUTIONAL ACCREDITED INVESTOR. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U. S. " PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          Each Global Security shall also bear the following legend on the face thereof:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE

     OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          The Regulation S Global Security shall bear the following legend on the face thereof:

     THIS SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF THIS SECURITY MAY BE MADE FOR AN INTEREST IN A PHYSICAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE PROPER REQUIRED CERTIFICATION RELATING TO SUCH INTEREST HAS BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

          SECTION 2.16  Book-Entry Provisions for Global Security.  (a)  Each
                        -----------------------------------------
Global Security initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.15.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of a Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interest of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary, the provisions of Section 2.17 and the limitation set forth in Section 2.1 with regard to the Regulation S Global Security. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Securities to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) above, a Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b) or (c) above shall, except as otherwise provided by paragraphs
(a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.15.

          (f) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

          SECTION 2.17  Special Transfer Provisions.  (a)  Transfers of Global
                        ---------------------------        -------------------
Securities; Transfers to Non-QIB Institutional Accredited Investors and Non-U.S.
--------------------------------------------------------------------------------
Persons.  The following provisions shall apply with respect to the registration
-------
of any proposed transfer of a Security
constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after June 18, 2000; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to June 18, 2000 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or
     (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred, and
     (b)(1) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount or (2) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) an increase in the principal amount of the Regulation S Global Security or the AI Global Security, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Security to be transferred.

          (iii) if the proposed transferor is an Agent Member holding a beneficial interest in the Regulation S Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Security to be transferred, and (b)(1) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount or (2) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) an increase in the principal amount of the Rule 144A Global Security or AI Global Security, as the case may be, in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Security or AI Global Security, as the case may be, to be transferred.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Rule 144A Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Security in an amount equal to principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c)  Transfers to Non-U.S. Persons.  The following provisions shall
               -----------------------------
apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a Non-U.S. Persons:

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Regulation S to a transferee who has advised the Company and the Registrar in writing, that it is purchasing the Security in compliance with Rule 904 under the Securities Act, and it is aware that the sale to it is being made in reliance on Regulation S and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Regulation S; and

          (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Regulation S Global Security, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to principal amount of the Physical

     Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (d)  Private Placement Legend.  Upon the registration of the transfer,
               ------------------------
exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e)  General.  By its acceptance of any Security bearing the Private
               -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 2.18  Persons Deemed Owners.  Prior to due presentment of a
                        ---------------------
Security for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any Registrar and any co-registrar may deem and treat the Person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Registrar or any co-registrar shall be affected by any notice to the contrary.

          SECTION 2.19  Record Date.  The Record Date for purposes of
                        -----------
determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee, if applicable, pursuant to Section 2.5.

                                  ARTICLE III
                                  -----------


                                  REDEMPTION
                                  ----------

          SECTION 3.1  Notices to Trustee.  If the Company elects to redeem
                       ------------------
Securities pursuant to paragraph 5 of the Securities and Section 3.7 of this Indenture, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

          The Company shall give each notice to the Trustee provided for in this Section at least 45 days but no more than 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.2  Selection of Securities To Be Redeemed.  In the case of
                       --------------------------------------
any partial redemption of the Securities, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with proceeds of one or more offerings of Equity Interests of the Company, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited.
Securities may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 but not more than 60 days prior to the date fixed for redemption to each holder whose Securities are to be redeemed at the last address for such holder then shown on the registry books. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security. On and after any Redemption Date, interest will cease to accrue on the Securities or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company in writing promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.3  Notice of Redemption.  At least 30 days but not more than
                       --------------------
60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed, at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (5) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

          (7) the CUSIP number, if any, printed on the Securities being redeemed and that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Securities;

          (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued; and

          (9) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed.

          At the Company's request made in writing to the Trustee at least 45 days prior to the date fixed for redemption, the Trustee shall give the notice of redemption in the name and the expense of the Company to each Holder whose Securities are to be redeemed at the last address for such Holder then shown on the registry books. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.4  Effect of Notice of Redemption.  Once notice of
                       ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the designated Redemption Date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the designated Redemption Date; provided, that if any Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.5  Deposit of Redemption Price.  (a)  Prior to 11:00 a.m.,
                       ---------------------------
New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all

Securities to be redeemed on such Redemption Date (the "Redemption Price"). The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

          (b) Except as set forth in the last sentence of this paragraph, on and after any Redemption Date, interest ceases to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1.

          SECTION 3.6  Securities Redeemed in Part.  Upon surrender of a
                       ---------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for and in the name of the Holder (at the Company's expense), a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.7  Optional Redemption.  (a)  Except as provided in Section
                       -------------------
3.7(b), the Securities will not be redeemable at the option of the Company prior to June 1, 2003. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date):

                                                                    Redemption
Period                                                                Price
------                                                              ----------
2003.............................................................    107.00%
2004.............................................................    103.50%

          (b) Notwithstanding the foregoing, on or prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price of 112.50% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date, with the net cash proceeds of one or more offerings of Equity Interests (other than Disqualified Stock) of the Company; provided that
(i) at least 65% of the aggregate principal amount of Securities originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) each such redemption shall occur within 90 days of the date of the closing of each such offering.

          SECTION 3.8  Mandatory Redemption.  Except as set forth in Section 3.9
                       ---------------------
and Section 4.9 the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

          SECTION 3.9  Offer to Purchase by Application of Excess Proceeds. In
                       ---------------------------------------------------
the event that, pursuant to Section 4.8 hereof, the Company shall be required to commence an offer to all Holders to purchase Securities, it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.8 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name Security is registered at the close of business on such Record Date, and no additional interest, if any, shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
3.9 and Section 4.8 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price, the amount of accrued and unpaid interest, as of the Purchase Date and the Purchase Date;

          (c) that any Security not tendered or accepted for payment shall continue to accrue interest, if any;

          (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest, after the Purchase Date;

          (e) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

          (f) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, or transfer the Security by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Second Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Security purchased;

          (h) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

          On the Purchase Date for any Asset Sale Offer, the Company shall (i) accept for payment the maximum principal amount of Securities tendered pursuant to such Asset Sale Offer than can be purchased out of Excess Proceeds from such Asset Sales, (ii) deposit with the Paying Agent the aggregate purchase price of all Securities accepted for payment and any accrued and unpaid interest, on such Securities as of the Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Asset Sale Offer. If less than all Securities tendered pursuant to any Asset Sale Offer are accepted for payment by the Company for any reason, selection of the Securities to be purchased by the Trustee shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Securities accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Securities accepted for payment an amount equal to the purchase price for such Securities plus any accrued and unpaid interest and the Trustee shall promptly authenticate and mail to such Holder of Securities accepted for payment in part a new Security equal in principal amount to any unpurchased portion of the Securities, and any Security not accepted for payment in whole or in part shall be promptly returned to the Holder of such Security. On and after a Purchase Date, interest shall cease to accrue on the Securities accepted for payment. The Company shall announce the results of the Offer to holders of the Securities on or as soon as practicable after the Purchase Date.

          Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                  ARTICLE IV
                                  ----------

                                   COVENANTS
                                   ---------

          SECTION 4.1  Payment of Securities.  The Company shall promptly pay
                       ---------------------
the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture. Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate specified therefor in the Securities, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          SECTION 4.2  Reports.  Whether or not required by the rules and
                       -------
regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations", the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors will agree that, for so long as any Securities remain outstanding, they shall furnish to Holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act. The Company shall at all times comply with TIA (S) 314(a).

          SECTION 4.3  Limitation on Incurrence of Indebtedness and Issuance of
                       --------------------------------------------------------
Preferred Stock.  (a)  The Company (i) shall not, and shall not permit any of
---------------
its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, continently or otherwise, with respect to (collectively, "incur") any Indebtedness

(including Acquired Debt) and (ii) shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company (but not its Subsidiaries) may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, and such Disqualified Stock had been issued, and such application of net proceeds had occurred at the beginning of such four-quarter period.

     (b) The foregoing provisions of paragraph (a) of this Section 4.3 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to Credit Facilities in an aggregate amount not to exceed the greater of : (a) $175.0 million, provided that the amount of such Indebtedness that is represented by Indebtedness for borrowed money shall not exceed $60 million; and (b) the sum of 65% of the Eligible Inventory plus 90% of the Eligible Accounts Receivable;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

          (iii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Securities, the Exchange Securities and the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.3(a) hereof or clauses (ii), (iii), (vi), (viii) or (ix) of this Section 4.3(b);

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (v);

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging currency exchange risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount not to exceed $15.0 million at any one time outstanding;

          (viii) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (ix) the incurrence of obligations (other than for borrowed money) under factoring arrangements entered into in the ordinary course of business; and

          (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x).

          For purposes of determining compliance with this Section 4.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the paragraph (a) of this Section 4.3, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion of amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.3; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

          SECTION 4.4  Limitation on Restricted Payments.  The Company shall
                       ---------------------------------
not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except a payment of interest or a payment of principal at Stated Maturity; (iv) make any Earn-out Payment, other than any such payment in the form of Equity Interests (other than Disqualified Stock) of the Company; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a); and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date (excluding (x) in the case of a determination of whether any Restricted Payment may be made, Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph and (y) in the case of a determination of whether a Restricted Payment which is an Earn-out Payment may be made, clause (vi) of the next succeeding paragraph), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (2) 100% of the aggregate net cash proceeds received by the Company since the Closing Date (A) as a contribution to its common equity capital, (B) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or (C) from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (3) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     The foregoing provisions shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

          (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's (or any of its Subsidiaries') management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interest shall not exceed $1.0 million in any two-year period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and

          (vi) the payment of (1) any Existing Cash Earn-out Obligation and (2) any other Earn-out Payment in connection with the Miss Erika Acquisition provided that the aggregate amount of such other Earn-out Payment does not exceed $10.0 million in the aggregate and at the time of each such payment it would be permitted under clause (b) of the preceding paragraph.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $2.5 million. Not later than 30 days following the end of any fiscal quarter of the Company in which the Company or any of its Restricted Subsidiaries have made any Restricted Payments, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this Section 4.4 were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.4. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such

Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.3, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation all only be permitted if (i) such Indebtedness is permitted under
Section 4.3, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence immediately following such designation.

          SECTION 4.5  Restrictions on Payments for Consent.  Neither the
                       -------------------------------------
Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 4.6  Limitation on Affiliate Transactions.  The Indenture will
                       ------------------------------------
provide that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment or consulting agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (and any amendment thereto); (ii) transactions between or among the Company and its Restricted Subsidiaries; (iii) reasonable director, officer and employee compensation and other benefits and indemnification provisions approved by the Board of Directors or the stock option or compensation committee, as applicable, of such Board of Directors; (iv) Affiliate Transactions existing on the Closing Date; and (v) Restricted Payments that are permitted under Section
4.4 of this Indenture.

          SECTION 4.7  Limitation on Liens.  The Company shall not, and shall
                       -------------------
not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

          SECTION 4.8  Limitation on Asset Sales .  (a)  The Company shall not,
                       --------------------------
and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall, in each case, be deemed to be cash for purposes of this provision.

          Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may either (i) apply such Net Proceeds to the acquisition of a majority of the assets of, or all of the capital stock of, another business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in the business of the Company or any of its Restricted Subsidiaries or (ii) repay Indebtedness under Credit Facilities (and to correspondingly reduce commitments with respect thereto in the case of revolving credit borrowings). Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

          When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section
3.9. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in accordance with Section 3.9(h). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          SECTION 4.9  Change of Control.  (a)  Upon the occurrence of a Change
                       -----------------
of Control, the Company will be required to make an offer to each Holder of Securities to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail to each Holder of Securities at such Holder's registered address a notice stating: (i) that an offer (an "Offer") is being made pursuant to this Section 4.9 as a result of a Change of Control, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Securities that will be accepted for payment pursuant to such Offer; (ii) the purchase price, the amount of accrued and unpaid interest as of the purchase date, and the purchase date (which will be no earlier than 30 days or later than 60 days from the date such notice is mailed ) (the "Change of Control Payment Date"); (iii) the circumstances and material facts regarding such Change of Control to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control); (iv) that any Security not tendered will continue to accrue interest; (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Offer shall cease to accrue interest after the Change of Control Payment Date; (vii) that Holders electing to have any Securities purchased pursuant to an Offer will be required to surrender the Securities, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (viii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and (ix) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

          (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 4.10  Limitation on Dividend and Other Payment Restrictions
                        -----------------------------------------------------
Affecting Subsidiaries.  The Company shall not, and shall not permit any of its
----------------------
Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries; provided, however, that the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness as in effect on the Closing Date, (B) the New Credit Agreement as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement, refinancings or other Credit Facilities are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the Closing Date, (C) this Indenture and the Securities, (D) applicable law, (E) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restrictions is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (F) customary non-assignment provisions in leases entered into in the ordinary course of business,

(G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (H) any agreement for the sale of a Restricted Subsidiary or other assets that restricts distributions by such Restricted Subsidiary or other assets pending sale, (I) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (J) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.7 that limits the right of the debtor to dispose of the assets securing such Indebtedness, (K) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business,
(L) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and (M) customary restrictions imposed on copyrighted, trademarked or patented materials.

          SECTION 4.11  Additional Subsidiary Guarantees.  If the Company or any
                        --------------------------------
of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary or an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary, then such newly acquired, created or redesignated Restricted Subsidiary shall execute and deliver to the Trustee pursuant to Section 10.7(a) a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor.

          SECTION 4.12  Further Instruments and Acts.  Upon request of the
                        ----------------------------
Trustee, the Company and the Subsidiary Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.13  Use of Proceeds.  The Company shall use the net proceeds
                        ---------------
from the sale of the Securities to consummate the transactions contemplated in the section of the Offering Memorandum entitled "Use of Proceeds".

          SECTION 4.14  Compliance Certificates.  (a)  The Company shall deliver
                        -----------------------
to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article IV or V or that there exists a Default or Event of Default under Article VI of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 5 days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          (d)  The Company shall also comply with TIA (S) 314(a)(4).

          SECTION 4.15  Maintenance of Office or Agency.  (a)  The Company shall
                        -------------------------------
maintain in the Borough of Manhattan, in The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in The City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

          SECTION 4.16  Taxes.  The Company shall pay, prior to delinquency, all
                        -----
material taxes, assessments, and governmental levies; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.17  Stay, Extension and Usury Laws.  The Company covenants
                        ------------------------------
(to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Securities); and the Company (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.18  Corporate Existence.  Subject to Article V, the Company
                        -------------------
shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.


                                   ARTICLE V
                                   ---------

                                  SUCCESSORS
                                  ----------

          SECTION 5.1   Mergers and Consolidations.  Neither the Company nor any
                        --------------------------
Subsidiary Guarantor shall consolidate or merge with or into (whether or not the Company or such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company or such Subsidiary Guarantor is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Subsidiary Guarantor under the Securities, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) of this Indenture.

          SECTION 5.2  Successor Corporation Substituted.  Unless any
                       ---------------------------------
consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.


                                  ARTICLE VI
                                  ----------

                             DEFAULTS AND REMEDIES
                             ---------------------

          SECTION 6.1  Events of Default.  (a)  Each of the following
                       -----------------
constitutes an Event of Default:

          (i) default for 30 days in the payment when due of interest on the Securities;

          (ii) default in payment when due of the principal of or premium, if any, on the Securities;

          (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.3, 4.4, 4.8, 4.9 and 5.1;

          (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of its other agreements in this Indenture or the Securities;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such

     Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) default by any Subsidiary Guarantor in the performance of any covenant set forth in its Subsidiary Guarantee, repudiation by any Subsidiary Guarantor of its obligations under its Subsidiary Guarantee, or the unenforceability of any Subsidiary Guarantee against a Subsidiary Guarantor for any reason;

          (viii) the Company or a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, constitute a Significant Subsidiary:

          (A)  commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (D)  makes a general assignment for the benefit of its creditors;

          (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

          (F) takes any corporate action to authorize or effect any of the foregoing; or takes any comparable action under any foreign laws relating to insolvency.

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of the property of the Company or any of its Significant Subsidiaries; or

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws, and in each case the order, decree or relief remains unstayed and in effect for 60 days.

          Notwithstanding anything to the contrary contained herein, a Default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or Holders of 25% in principal amount of all outstanding series of Securities, acting as a single class, notify the Company (and the Trustee in the case of a notice from Holders) of the Default and the Company does not cure such Default within the time specified in such clause (iv) or (v) after receipt of such notice.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities, anything in this Indenture or the Securities to the contrary notwithstanding. If an Event of Default occurs prior to June 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to June 1, 2003, then the premium payable for purposes of this paragraph shall be 112.50% of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest and, to the date of payment.

          SECTION 6.2  Acceleration.  If any Event of Default occurs and is
                       ------------
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in 6.1(viii) or (ix) occurs and is continuing, the principal of and premium and accrued and unpaid interest on all the Securities will become due and be immediately due and payable without any declaration or act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of all outstanding series of Securities, voting as a single class, by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal interest that become due solely because of acceleration no rescission shall affect any subsequent Default or Event of Default.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any

Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          SECTION 6.3  Other Remedies.  If an Event of Default occurs and is
                       --------------
continuing, the Trustee and the Securityholders may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Except as provided in Section 2.7, no remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.4  Waiver of Past Defaults.  The Holders of a majority in
                       -----------------------
principal amount of all outstanding series of Securities, voting as a single class, by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

          SECTION 6.5  Control by Majority.  Subject to Section 2.9, the Holders
                       -------------------
of a majority in principal amount of all outstanding series of Securities, voting as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.6  Limitation on Suits.  A Securityholder may not pursue any
                       -------------------
remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in outstanding principal amount of all outstanding series of Securities, voting as a single class, make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in outstanding principal amount of all outstanding series of Securities, voting as a single class, do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.7  Rights of Holders to Receive Payment.  Notwithstanding
                       ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8  Collection Suit by Trustee.  If an Event of Default
                       --------------------------
specified in Section 6.1(i) or (ii) or an acceleration pursuant to Section 6.2 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.7.

          SECTION 6.9  Trustee May File Proofs of Claim.  The Trustee may file
                       --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries, any other obligor on the Securities or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

          SECTION 6.10 Priorities.  If the Trustee collects any money or
                        ----------
property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.7;

          SECOND: if the Securityholders are forced to proceed against the Company directly without the Trustee, to the Securityholders for their collection costs;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH:  to the Company.

          The Trustee, upon prior notice to the Company, may fix a Record Date and payment date for any payment to Securityholders pursuant to this Section 6.10; provided, that failure to give any such notice shall not affect the establishment of such Record Date or payment date for Holders pursuant to this
Section 6.10. At least 15 days before such Record Date, the Company shall mail to each Securityholder and the Trustee a notice that states the Record Date, the payment date and amount to be paid.

          SECTION 6.11  Undertaking for Costs.  In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

          SECTION 6.12  Restoration of Rights and Remedies.  If the Trustee or
                        ----------------------------------
any Securityholder of Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case the Company, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding has been instituted.


                                  ARTICLE VII
                                  -----------

                                    TRUSTEE
                                    -------

          SECTION 7.1  Duties of Trustee.  (a)  If a Default or an Event of
                       -----------------
Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.2  Rights of Trustee.  Subject to TIA (S) 315(a) through
                       -----------------
(d):

          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel which shall conform to Sections 11.4 and 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it good faith in accordance with the direction of the Securityholders of a majority in aggregate principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or involving the exercise of any right, duty, trust or power conferred upon the Trustee under the TIA or this Indenture.

          (h) The Trustee may rely on and shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate of the Company as to the accuracy of the amounts of Eligible Accounts Receivable and Eligible Inventory.

          SECTION 7.3  Individual Rights of Trustee.  The Trustee, in its
                       ----------------------------
individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for and otherwise deal with the Company, or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4  Trustee's Disclaimer.  The Trustee shall not be
                       --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.5  Notice of Defaults.  If a Default or Event of Default
                       ------------------
occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder in the manner and to the extent provided in TIA (S) 313(a) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal, premium, if any, or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.6  Reports by Trustee to Holders.  As promptly as
                       -----------------------------
practicable and within 60 days after each December 15 beginning with the December 15 following the date of this Indenture, and in any event prior to June 15 in each year, the Trustee shall mail to each Securityholder, if required by TIA (S) 313(a) a brief report dated as of such December 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission if required by law and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.7  Compensation and Indemnity.  The Company shall pay to the
                       --------------------------
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it, including but not limited to costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Securities, including the costs and expenses of enforcing this Indenture and the Securities (including this Section 7.7) and of defending itself against any claims or liabilities (whether asserted by any Securityholder, the Company or otherwise) and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

          The Company's payment obligations pursuant to this Section shall survive the resignation or removal of any Trustee, the discharge of this Indenture and any adjustment or termination under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(viii) or (ix) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8  Replacement of Trustee.  The Trustee may resign at any
                       ----------------------
time by so notifying the Company in writing at least 30 days in advance of such resignation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting with respect to its duties hereunder.

          If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

          SECTION 7.9   Successor Trustee by Merger. If the Trustee consolidates
                        ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10  Eligibility; Disqualification.  The Indenture shall at
                        -----------------------------
all times have a Trustee that satisfies the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11  Preferential Collection of Claims Against Company. The
                        -------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE VIII
                                 ------------

                      DISCHARGE OF INDENTURE; DEFEASANCE
                      ----------------------------------

          SECTION 8.1  Option to Effect Legal Defeasance or Covenant Defeasance.
                       --------------------------------------------------------
The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an officer's certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2  Legal Defeasance and Discharge.  Upon the Company's
                       ------------------------------
exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal, of, premium, if any, interest on such Securities when such payments are due, (b) the Company's rights and obligations with respect to such Securities under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 2.12, 3.7 and
Section 4.15 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) this Article VIII. Subject to compliance with this Article VII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 thereof.

          SECTION 8.3  Covenant Defeasance.  Upon the Company's exercise under
                       -------------------
Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Sections 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 5.1
and 10.1 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company, its subsidiaries and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether director or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1 (iii) through 6.1 (vii) hereof shall not constitute Events of Default.

          SECTION 8.4  Conditions to Legal or Covenant Defeasance.  The
                       ------------------------------------------
following shall be the conditions to the application of either Section 8.2 or
8.3 hereof to the outstanding Securities:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the Securities on the Maturity Date or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular Redemption Date;

          (b) in the case of an election order under 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain, or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds (and related incurrence of Liens) to be applied to such deposit) or insofar as Sections 6.1 (viii) or 6.1 (ix) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

          (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          SECTION 8.5  Application of Trust Money.  The Trustee shall hold in
                       --------------------------
trust money or Government Securities deposited with it pursuant to this Article
VIII. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Securities.

          SECTION 8.6  Repayment to the Company.  (a)  The Trustee and the
                       ------------------------
Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time; provided, however, that the Trustee shall not pay any such excess to the Company unless the amount remaining on deposit with the Trustee, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Securities, which amount shall be certified by independent public accounts.

          (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less the such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.7  Indemnity for Government Obligations.  The Company shall
                       ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

          SECTION 8.8  Reinstatement.  If the Trustee or Paying Agent is unable
                       -------------
to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority ending, restraining or otherwise prohibiting such application, the Company's Obligations under this

Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Securityholders to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                                  ARTICLE IX
                                  ----------

                                  AMENDMENTS
                                  ----------

          SECTION 9.1  Without Consent of Holders.  (a)  The Company, the
                       --------------------------
Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency; provided, that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any material respect;

          (2) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (3) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to a Securityholder in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Subsidiary Guarantor's assets pursuant to Article V, Article X or Section 4.8;

          (4)  to secure the Securities;

          (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

          (7) to make any change that would provide any additional rights or benefits to Securityholders or that does not adversely affect the rights of any Securityholder;

          (8)  to surrender any right or power conferred upon the Company;

          (9)  to provide for a replacement Trustee under Section 7.8 hereof;

          (10) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities; or

          (11) to provide for a Subsidiary Guarantee by a Restricted Subsidiary pursuant to Section 4.1, Section 10.7(a) or Section 10.8;

          provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.1.

          (b) Upon the request of the Company accompanied by a Board Resolution of its Board of Directors and the Subsidiary Guarantors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

          (c) After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. However, the failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.2  With Consent of Holders.   (a)  The Company, the
                       -----------------------
Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the consent of the Holders of at least a majority in outstanding principal amount of the Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any existing Default and its consequences (including, without limitation, an acceleration of the Securities) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Furthermore, subject to Sections 6.4 and 6.7, the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder of a Security then outstanding, an amendment may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the rate of or extend the time for payment of interest on any Security;

               (3) reduce the principal of or extend the Stated Maturity of any Security;

               (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture;

               (5) make any Security payable in money other than that stated in the Security;

               (6) modify or affect in any manner adverse to the Holders, the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities or to institute suit for the enforcement of any payment on or with respect to the Securities;

               (7) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, or redemption payment with respect to, any Security (excluding any principal or interest due solely as a result of the occurrence of a declaration of an Event of Default); or

               (8) make any change in Section 6.4 or 6.7 or the third sentence of this Section;

               (9) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

               (10) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Securities in a manner which adversely affects the Holders; or

               (11) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

          (b) Upon the request of the Company accompanied by a Board Resolution of its respective Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.3  Compliance with Trust Indenture Act.  Every amendment to
                       -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4  Revocation and Effect of Consents and Waivers.  A consent
                       ---------------------------------------------
to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

          Those Persons who were Securityholders at such Record Date as determined in accordance with Section 2.19 herewith (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such Record Date. No such consent shall become valid or effective more than 120 days after such Record Date.

          SECTION 9.5  Notation on or Exchange of Securities.  If an amendment
                       -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.6  Trustee To Sign Amendments.  The Trustee shall sign any
                       --------------------------
amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture. Such Opinion of Counsel shall be at the expense of the Company.

                                   ARTICLE X
                                   ---------

                      SUBSIDIARY GUARANTEE OF SECURITIES

          SECTION 10.1 (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Securityholder of a Security now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Security, and (ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.7 hereof) and the Securities (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Security and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in
Section 10.4 hereof. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, the recovery of any judgment against the Company, any action to enforce the same, by the Securityholders or the Trustee, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee shall not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

          (b) Each Subsidiary Guarantor further agrees that this Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee to any Security held for payment of the Guaranteed Obligations.

          (c) Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Securityholders or the Trustee in respect of any Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in
Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such

Guaranteed Obligations as provided in Article VI hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Article X.

          (d) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Article X.

          (e) The Subsidiary Guarantee set forth in this Article X shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.


          SECTION 10.2  Execution And Delivery Of Subsidiary Guarantee.  (a)  To
                        ----------------------------------------------
evidence each Subsidiary Guarantor's Subsidiary Guarantee set forth in this
Article X, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be placed on each Security authenticated and delivered by the Trustee.

          (b) This Indenture shall be executed on behalf of each Subsidiary Guarantor, and an Officer of each Subsidiary Guarantor shall sign the notation of the Subsidiary Guarantee on the Securities by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Subsidiary Guarantee.

          (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.


          SECTION 10.3  Subsidiary Guarantee Unconditional, etc.  Upon failure
                        ----------------------------------------
of payment when due of any Guaranteed Obligation for whatever reason, each Subsidiary Guarantor will be obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Subsidiary Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Security; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against the Company, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any

Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Security or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Subsidiary Guarantors' obligations hereunder. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by the complete performance of the obligations contained in the Securities, this Indenture and in this Article X. Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of, premium, if any, and interest on the Securities and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Security or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article X, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

          SECTION 10.4  Limitation of Subsidiary Guarantor's Liability.  Each
                        ----------------------------------------------
Subsidiary Guarantor and by its acceptance hereof each Securityholder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Securityholders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to
Section 10.5 hereof, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

          SECTION 10.5  Contribution.  In order to provide for just and
                        ------------
equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under the Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding

Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

          SECTION 10.6  Release.  Upon (i) any sale of or other disposition of
                        -------
all the assets of any Subsidiary Guarantor by way of merger, consolidation or otherwise, (ii) or a sale or disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person which is not the Company or a Subsidiary of the Company, which is otherwise in compliance with this Indenture or (iii) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.4 hereof, such Subsidiary Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be deemed released from all its Obligations under this Indenture and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Securityholder; provided, however, that any such termination shall occur if and only to the extent that all Obligations of each Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company and the other Subsidiary Guarantors shall also terminate upon such release, sale or transfer; provided further, that without limiting the foregoing, any proceeds received by the Company or any Subsidiary of the Company from such transaction shall be applied as provided in Section 4.8 and Section 3.9. The Trustee shall execute an appropriate instrument prepared by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.6. Any Subsidiary Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Securities as provided in this Article X.

          SECTION 10.7  Additional Subsidiary Guarantors.  Any Person that was
                        --------------------------------
not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including, without limitation, the representations and warranties in this Article X and Article XI) of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Subsidiary Guarantee of each Person described in this Section 10.7 shall apply to all Securities theretofore executed and delivered, notwithstanding any failure of such Securities to contain a notation of such Subsidiary Guarantee thereon.

          SECTION 10.8  Subsidiary Guarantors May Consolidate, etc., On Certain
                        -------------------------------------------------------
Terms.  (a)  Nothing contained in this Indenture or in any of the Securities
-----
shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

          (b) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person or Persons other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, subject to Sections 10.6 and 10.8(a), (x) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, or (ii) such transaction does not violate any covenants set forth in this Indenture, and (y)
(i) the respective transaction is treated as an Asset Sale for purposes of
Section 4.8 and Section 3.9 hereof or (ii) if the surviving Person is not the Subsidiary Guarantor, each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee set forth in this Article X, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, and such successor Person shall succeed to, and be substituted for, the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

          SECTION 10.9   Successors and Assigns. This Article X shall be binding
                         ----------------------
upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.10  Waiver of Stay, Extension or Usury Laws.  Each
                         ---------------------------------------
Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          SECTION 11.1  Trust Indenture Act Controls.  If any provision of this
                        ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          SECTION 11.2  Notices.  Any notice or communication shall be in
                        -------
writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company and the Subsidiary Guarantors:

               Norton McNaughton, Inc.
               463 Seventh Avenue
               New York, New York 10018

               Attention: Chief Financial Officer

          if to the Trustee:

               United States Trust Company of New York
               114 West 47th Street, 25th Floor
               New York, New York  10036-1532

               Attention: Corporate Trust Administration

          The Company, the Subsidiary Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (except that a notice of change of address and a notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication to a Securityholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c) and TIA (S) 315(b), to the extent required by the TIA. Failure to mail a notice or communication to a

Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 11.3  Communication by Holders with other Holders.
                        -------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 11.4  Certificate and Opinion as to Conditions Precedent. Upon
                        --------------------------------------------------
any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.5  Statements Required in Certificate or Opinion.  Each
                        ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with and such other opinions as the Trustee may reasonably request.

          SECTION 11.6  When Securities Disregarded.  In determining whether the
                        ---------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, by any Subsidiary Guarantor or by any of their respective Affiliates shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.7  Rules by Trustee, Paying Agent and Registrar.  The
                        --------------------------------------------
Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.8  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                        --------------
Sunday or a day on which banking institutions are not required to be open in the State of New York, or the State in which the Corporate Trust Office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular Record Date is a Legal Holiday, the Record Date shall not be affected.

          SECTION 11.9  Governing Law.  This Indenture and the Securities shall
                        -------------
be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 11.10  No Recourse Against Others.  A past, present or future
                         --------------------------
director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11  Successors.  All agreements of the Company and the
                         ----------
Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12  Multiple Originals.  The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13  Variable Provisions.  The Company initially appoints
                         -------------------
the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

          SECTION 11.14  Qualification of Indenture.  The Company shall qualify
                         --------------------------
this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the

Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 11.15  Table of Contents; Headings.  The table of contents,
                         ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.16  Severability.  In case any provision in this Indenture
                         ------------
or in the Securities shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

          SECTION 11.17  No Adverse Interpretation of Other Agreements.  This
                         ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                 NORTON MCNAUGHTON, INC.

                                 By: /s/ Sanford Greenberg
                                    ____________________________________
                                    Name:  SANFORD GREENBERG
                                    Title: CHIEF EXECUTIVE OFFICER

                                 NORTON MCNAUGHTON OF SQUIRE, INC.

                                 By: /s/ Sanford Greenberg
                                    ____________________________________
                                    Name:  SANFORD GREENBERG
                                    Title: CHIEF EXECUTIVE OFFICER

                                 MISS ERIKA, INC.

                                 By: /s/ Sanford Greenberg
                                    ____________________________________
                                    Name:  SANFORD GREENBERG
                                    Title: CHAIRMAN

                                 JJ ACQUISITION CORP.

                                 By: /s/ Sanford Greenberg
                                    ____________________________________
                                    Name:  SANFORD GREENBERG
                                    Title: CHAIRMAN

                                 NORTY'S, INC.


                                 By: /s/ Sanford Greenberg
                                    ____________________________________
                                    Name:  SANFORD GREENBERG
                                    Title: CHAIRMAN



UNITED STATES TRUST COMPANY
 OF NEW YORK,

 as Trustee


By: /s/ Margaret M. Ciesmelewski
   _______________________________
   Name:  MARGARET M. CIESMELEWSKI
   Title: ASSISTANT VICE PRESIDENT

                                                                       EXHIBIT A
                                                                       ---------


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS OR A BENEFICIAL INTEREST HEREIN EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
     (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
     (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO NORTON MCNAUGHTON, INC.) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR THAT IS AN INSTITUTIONAL

     ACCREDITED INVESTOR PURCHASING AS DESCRIBED IN CLAUSE (1)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS SECURITY TO AN INSTITUTIONAL ACCREDITED INVESTOR. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE, TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE./1/

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./1/]



_____________________

/1/  To be included in the Global Security only.

                                                                       Exhibit A
                                                                          Page 3

          CUSIP No:

                              (Front of Security)

No. __                                                            $[___________]

                            NORTON MCNAUGHTON, INC.

          12 1/2% Senior Notes due 2005

          NORTON MCNAUGHTON, INC., a Delaware corporation, for value received, promises to pay to __________, or its registered assigns, the principal sum of $___________ on June 1, 2005.

          Interest Payment Dates: June __, and December __, commencing December 1, 1998.

          Record Dates: May 15 and November 15 (whether or not a Business Day).

          Additional provisions of this Note are set forth on the other side of this Note.

                                         Dated:

                                         NORTON MCNAUGHTON, INC.

                                         By: _______________________________
                                             Name:
                                             Title:

                                         By: _______________________________
                                             Name:
                                             Title:

                                                                       Exhibit A
                                                                          Page 4

(Trustee's Certificate of Authentication)

This is one of the Securities referred

to in the within-mentioned Indenture

UNITED STATES TRUST COMPANY
 OF NEW YORK,
 as Trustee

By:_________________________________
   Authorized Signatory

                                                                       Exhibit A
                                                                          Page 5


                             (Reverse of Security)

                            NORTON MCNAUGHTON, INC.

                         12 1/2% SENIOR NOTE DUE 2005

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. Interest. NORTON MCNAUGHTON INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 12 1/2%. The Company will pay interest semiannually in arrears on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing December 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

          3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company may act in any such capacity.

          4. Indenture. The Company issued the Securities under an Indenture, dated as of June 18, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-77bbbb) (the "TIA") as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities include the Initial Securities and the Exchange Securities issued in

                                                                       Exhibit A
                                                                          Page 6

exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Securityholders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are unsecured senior obligations of the Company limited to $125,000,000 in aggregate principal amount, except as provided in Section 2.7 of the Indenture.

          5. (a) Optional Redemption. Except as set forth below, the Securities will not be redeemable at the option of the Company prior to June 1, 2003. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date):

                                                      Redemption
          Period                                        Price
          ------                                      ----------
          2003.....................................    107.00%

          2004.....................................    103.50%

          (b) Optional Redemption Upon Offering of Equity Interests. Notwithstanding the foregoing, on or prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price of 112.50% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date, with the net cash proceeds of one or more offerings of Equity Interests (other than Disqualified Stock) of the Company; provided that (i) at least 65% of the aggregate principal amount of Securities originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and
(ii) each such redemption shall occur within 90 days of the date of the closing of each such offering.

          6.  Mandatory Redemption.  Except as set forth in Section 3.9 and
Section 4.9 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

          7. Repurchase at Option of Securityholder. Sections 4.8 and 4.9 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to the further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with procedures set forth in the Indenture.

                                                                       Exhibit A
                                                                          Page 7

          8. Selection and Notice of Redemption. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of one or more offerings of Equity Interests of the Company, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Securities may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 but not more than 60 days prior to the date fixed for redemption to each holder whose Securities are to be redeemed at the last address for such holder then shown on the registry books. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security. On and after any Redemption Date, interest will cease to accrue on the Securities or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

          9. Registration Rights. Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Securities shall have the right to exchange Initial Securities for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Initial Security. In certain circumstances, and subject to certain terms and conditions, Holders of the Initial Securities shall have the right to receive liquidated damages if the Company shall have failed to fulfill its obligations under the Registration Rights Agreement.

          10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

          11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and

                                                                       Exhibit A
                                                                          Page 8

for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

          12. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the written consent of the Holders of a majority in principal amount of all outstanding series of the Securities, voting as a single class, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of all outstanding series of the Securities voting as a single class. Without the consent of any Securityholder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect in any material respect the rights of any Securityholder.

          13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of all outstanding series of the Securities, voting as a single class, by notice to the Company and the Trustee may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the Holders of a majority in principal amount of all outstanding series of the Securities, voting as a single class, may rescind any such acceleration with respect to the Securities and its consequences.

          14. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate of the Company and may otherwise deal with the Company and their respective Affiliates as if it were not Trustee.

          15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with affiliates, incur Liens, create restrictions on the ability of a subsidiary to pay dividends or make certain payments, sell or issue Preferred Stock of Subsidiaries to third parties, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

                                                                       Exhibit A
                                                                          Page 9

          16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Subsidiary Guarantee. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; provided, however, that each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

          18. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

          19. Governing Law. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

          20. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          21. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessors under the Securities and the Indenture, the predecessor will be released from those obligations.

          22. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          23. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the

                                                                       Exhibit A
                                                                         Page 10

accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                                                       Exhibit A
                                                                         Page 11

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

               Norton McNaughton, Inc.
               463 Seventh Avenue
               New York, New York  10018
               Attention:  Chief Financial Officer

                                                                       EXHIBIT A
                                                                         Page 12


                         FORM OF NOTATION ON SECURITY
                       RELATING TO SUBSIDIARY GUARANTEE

                             SUBSIDIARY GUARANTEE
                             --------------------

          The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee"), (a) the due and punctual payment of the principal, premium, if any, and interest on the Securities, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Issuers under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article X of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Subsidiary Guarantee.

          The Obligations of each Subsidiary Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

          No stockholder, officer, director or incorporator, as such, past, present or future of any Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          This is a continuing Subsidiary Guarantee and, except as otherwise expressly provided for in Section 10.6 of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not of collectability.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted

                                                                       EXHIBIT A
                                                                         Page 13

shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                    Subsidiary Guarantors:

                                 NORTON MCNAUGHTON OF SQUIRE, INC.

                                 By:_______________________________________
                                    Name:
                                    Title:

                                 MISS ERIKA, INC.

                                 By:_______________________________________
                                    Name:
                                    Title:

                                 JJ ACQUISITION CORP.

                                 By:_______________________________________
                                    Name:
                                    Title:

                                 NORTY'S, INC.

                                 By:_______________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                                                                         Page 14

                               ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to Act for him.


Date:______________

                              Your Signature: __________________________________
                              (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

__________________________

(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements will include membership participation in the Securities Transfer
Agents Medallion Program (`STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT A
                                                                         Page 15


          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 18, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   Check One
                                   ---------

(1)  _____     to the Company or a subsidiary thereof; or

(2)  _____     pursuant to and in compliance with Rule 144A under the Securities
               Act; or

(3)  _____     to an institutional 501(a)(1),(2),(3) or (7) Trustee a signed letter (the form of "accredited investor" under the Securities
               Act) containing certain which letter can (as defined in Rule that has furnished to the representations and be obtained from agreements the Trustee); or

(4)  _____     outside the United States to a "foreign person" in 904 of
               Regulation S compliance with Rule under the Securities Act; or

(5)  _____     pursuant to the exemption from registration the provided by Rule
               144 under Securities Act; or

(6)  _____     pursuant to an effective registration statement under the
               Securities Act; or

(7)  _____     pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Securityholder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Securityholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

                                                                       EXHIBIT A
                                                                         Page 16


Dated:____________________________               Signed:_______________________
                                                         (Sign exactly as name
                                                         appears on the other
                                                         side of this Security)




Signature Guarantee:____________________________________________________________




____________________________________
(Signatures must be guaranteed by an
"eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership participation in the Securities Transfer
Agents Medallion Program (`STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange
Act of 1934, as amended.)


             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:______________________________          __________________________________
                                                 NOTICE:  To be executed by an
                                                         executive officer

                                                                       EXHIBIT A
                                                                         Page 17


                  OPTION OF SECURITYHOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.8 or Section 4.9 of the Indenture check the appropriate box:

               [_] Section 4.8    [_] Section 4.9

          If you want to have only part of the Security purchased by the Company pursuant to Section 4.9 of the Indenture, state the amount you elect to have purchased:

$[______________________]

Date:[_________________]

                              Your Signature: _________________________________
                              (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

____________________________________

(Signatures must be guaranteed by an
"eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership participation in the Securities Transfer
Agents Medallion Program (`STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for,
 STAMP, all in accordance with the
Securities Exchange Act of 1934, as
amended.)

                                  SCHEDULE A/1/
                                  -------------

          Exchanges of portions of this Global Security for definitive Securities and of definitive Securities for portions of this Global Security:

                        Amount of           Amount of        Principal Amount
                       decrease in         increase in        of this Global
                     Principal Amount    Principal Amount   Security following      Signature of
     Date of          of the Global       of the Global      such decrease (or       authorized
   Transaction          Security            Security            increase)       officer of Trustee
 --------------        ----------          ----------        -----------------  ------------------
   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

   _______            _____________       _____________       ______________       _____________

____________________________

/1/  This should be included only if the Security is issued in global form.

                                                                       EXHIBIT B
                                                                       ---------



     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.]/1/

_____________________________

/1/  To be included in Global Security only.

                                                                       EXHIBIT B
                                                                          Page 2

                                                                       CUSIP No:

                              (Front of Security)

No. __                                                             $[__________]

                            NORTON MCNAUGHTON, INC.

                         12 1/2% Senior Notes due 2005

NORTON MCNAUGHTON, INC., a Delaware corporation, for value received, promises to pay to __________, __________________________________________, or its registered assigns, the principal sum of $[__________] on June 1, 2005.

Interest Payment Dates: June __, and December __, commencing December 1, 1998.

Record Dates: May 15 and November 15 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                    Dated:
                                    NORTON MCNAUGHTON, INC.

                                    By: ________________________
                                        Name:
                                        Title:

                                    By: ________________________
                                        Name:
                                        Title:

(Trustee's Certificate of Authentication)

This is one of the Securities referred
to in the within-mentioned Indenture

UNITED STATES TRUST COMPANY
 OF NEW YORK,
 as Trustee

By:_________________________________
   Authorized Signatory

                                                                       EXHIBIT B
                                                                          Page 3

                             (Reverse of Security)

                            NORTON MCNAUGHTON, INC.

                         12 1/2% SENIOR NOTE DUE 2005

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. Interest. NORTON MCNAUGHTON INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 12 1/2%. The Company will pay interest semiannually in arrears on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing December 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

          3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company may act in any such capacity.

          4. Indenture. The Company issued the Securities under an Indenture, dated as of June 18, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities include the Initial Securities and the Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The

                                                                       EXHIBIT B
                                                                          Page 4

Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Securityholders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are unsecured senior obligations of the Company limited to $125,000,000 in aggregate principal amount, except as provided in Section 2.7 of the Indenture.

          5. (a) Optional Redemption. Except as set forth below, the Securities will not be redeemable at the option of the Company prior to June 1, 2003. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, thereon to the Redemption Date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date):

                                                                     Redemption
Period                                                                 Price
------                                                               -----------
2003.............................................................       107.00%
2004.............................................................       103.50%

          (b) Optional Redemption Upon Offering of Equity Interests. Notwithstanding the foregoing, on or prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price of 112.50% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date, with the net cash proceeds of one or more offerings of Equity Interests (other than Disqualified Stock) of the Company; provided that (i) at least 65% of the aggregate principal amount of Securities originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and
(ii) each such redemption shall occur within 90 days of the date of the closing of each such offering.

          6.   Mandatory Redemption.  Except as set forth in Section 3.9 and
Section 4.9 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

          7. Repurchase at Option of Securityholder. Sections 4.8 and 4.9 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to the further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with procedures set forth in the Indenture.

                                                                       EXHIBIT B
                                                                          Page 5

          8. Selection and Notice of Redemption. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of one or more offerings of Equity Interests of the Company, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. Securities may be redeemed in part in multiples of $1,000 principal amount only. Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 but not more than 60 days prior to the date fixed for redemption to each holder whose Securities are to be redeemed at the last address for such holder then shown on the registry books. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Security. On and after any Redemption Date, interest will cease to accrue on the Securities or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to the Indenture.

          9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

          11. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the written consent of the Holders of a majority in principal amount of all outstanding series of the Securities, voting as a single class, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of all outstanding series

                                                                       EXHIBIT B
                                                                          Page 6

of the Securities, voting as a single class. Without the consent of any Securityholder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect in any material respect the rights of any Securityholder.

          12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of all outstanding series of the Securities, voting as a single class, by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the Holders of a majority in principal amount of all outstanding series of the Securities, voting as a single class, may rescind any such acceleration with respect to the Securities and its consequences.

          13. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate of the Company and may otherwise deal with the Company and their respective Affiliates as if it were not Trustee.

          14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur Liens, create restrictions on the ability of a subsidiary to pay dividends or make certain payments, sell or issue preferred stock of subsidiaries to third parties, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

          15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or Government Securities for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

          17. Subsidiary Guarantee. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and

                                                                       EXHIBIT B
                                                                          Page 7

interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; provided, however, that each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

          17. Governing Law. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

          18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          20. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessors under the Securities and the Indenture, the predecessor will be released from those obligations.

          21. No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

               Norton McNaughton, Inc.
               463 Seventh Avenue
               New York, NY 10018
               Attention: Chief Financial Officer

                                                                       EXHIBIT B
                                                                          Page 8

                         FORM OF NOTATION ON SECURITY
                       RELATING TO SUBSIDIARY GUARANTEE

                             SUBSIDIARY GUARANTEE
                             --------------------

          The Subsidiary Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Subsidiary Guarantor being referred to herein as the "Subsidiary Guarantee"), (a) the due and punctual payment of the principal, premium, if any, and interest on the Securities, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Issuers under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article X of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Subsidiary Guarantee.

          The Obligations of each Subsidiary Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

          No stockholder, officer, director or incorporator, as such, past, present or future of any Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          This is a continuing Subsidiary Guarantee and, except as otherwise expressly provided for in Section 10.6 of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not of collectability.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted

                                                                       EXHIBIT B
                                                                          Page 9

shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                    Subsidiary Guarantors:

                                 NORTON MCNAUGHTON OF SQUIRE, INC.

                                 By:_____________________________
                                    Name:
                                    Title:

                                 MISS ERIKA, INC.

                                 By:_____________________________
                                    Name:
                                    Title:

                                 JJ ACQUISITION CORP.

                                 By:_____________________________
                                    Name:
                                    Title:

                                 NORTY'S, INC.

                                 By:_____________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT B
                                                                         Page 10

                                ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


             (Print or type assignee's name, address and zip code)


and irrevocably appoint _____________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:[______________]

                              Your Signature:
                              (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

__________________________

(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements will include membership participation in the Securities Transfer Agents
Medallion Program (`STAMP") or such other
"signature guarantee program" as may be
determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B
                                                                         Page 11

                  OPTION OF SECURITYHOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.9 of the Indenture check the appropriate box:

               [_] Section 4.8                         [_] Section 4.9

          If you want to have only part of the Security purchased by the Company pursuant to Section 4.9 of the Indenture, state the amount you elect to have purchased:

$[______________________]

Date:[_________________]

                              Your Signature:
                              (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

____________________________________

(Signatures must be guaranteed by an
"eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership participation in the Securities Transfer
Agents Medallion Program (`STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities
Exchange Act of 1934, as amended.)

                                                                       Exhibit B
                                                                         Page 12


                                  SCHEDULE A
                                  ----------

          Exchanges of portions of this Global Security for definitive Securities and of definitive Securities for portions of this Global Security:

                                                             Principal Amount
                        Amount of            Amount of        of this Global
                       decrease in          increase in         Security
                        Principal            Principal        following such          Signature of
   Date of           Amount of the        Amount of the        decrease (or            authorized
 Transaction        Global Security      Global Security         increase)         officer of Trustee
-------------      -----------------    -----------------   ------------------    --------------------
   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

   ________         _______________       ______________      ______________        _________________

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate To Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

United States Trust Company of New York
114 West 47th Street - 25th Floor
New York, NY  10036-1532

Attention: Corporate Trust Administration

          Re:  NORTON MCNAUGHTON, INC.
               12 1/2% Senior Notes due 2005
               -----------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of 12 1/2% Senior Notes due 2005 (the "Securities") of NORTON MCNAUGHTON, INC. (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated June 15, 1998 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i) and
(ii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is within the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, we will do so only
(i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities and if such transfer is in respect of an aggregate principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the

                                                                       Exhibit C
                                                                          Page 2

exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        By:___________________________
                                           Name:

                                                                       EXHIBIT D
                                                                       ---------


                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                      -----------------------------------
                                                           _______________, ____

United States Trust Company of New York
114 West 47th Street - 25th Floor
New York, NY  10036-1532

Attention: Corporate Trust Administration

     Re:  NORTON MCNAUGHTON, INC.
          (the "Company") 12 1/2% Senior
          Notes due 2005 (the "Securities")
          ---------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $[_____________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a Person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                                       Exhibit D
                                                                          Page 2

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:______________________________
                                           Authorized Signature

                                      (2)

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE I
                                   ---------

DEFINITIONS AND INCORPORATION BY REFERENCE..................................   1
     SECTION 1.1  Definitions...............................................   1
     SECTION 1.2  Other Definitions.........................................  17
     SECTION 1.3  Incorporation by Reference of Trust Indenture Act.........  18
     SECTION 1.4  Rules of Construction.....................................  18

                                  ARTICLE II
                                  ----------

THE SECURITIES..............................................................  19
     SECTION 2.1  Form and Dating...........................................  19
     SECTION 2.2  Execution and Authentication..............................  21
     SECTION 2.3  Registrar and Paying Agent................................  21
     SECTION 2.4  Paying Agent to Hold Money in Trust.......................  22
     SECTION 2.5  Securityholder Lists......................................  22
     SECTION 2.6  Transfer and Exchange.....................................  22
     SECTION 2.7  Replacement Securities....................................  23
     SECTION 2.8  Outstanding Securities....................................  23
     SECTION 2.9  Treasury Securities.......................................  24
     SECTION 2.10  Temporary Securities.....................................  24
     SECTION 2.11  Cancellation.............................................  24
     SECTION 2.12  Defaulted Interest.......................................  25
     SECTION 2.13  CUSIP Number.............................................  25
     SECTION 2.14  Deposit of Moneys........................................  25
     SECTION 2.15  Restrictive Legends......................................  25
     SECTION 2.16  Book-Entry Provisions for Global Security................  27
     SECTION 2.17  Special Transfer Provisions..............................  28
     SECTION 2.18  Persons Deemed Owners....................................  31
     SECTION 2.19  Record Date..............................................  31

                                  ARTICLE III
                                  -----------

REDEMPTION..................................................................  32
     SECTION 3.1  Notices to Trustee........................................  32

                                      (i)

                                                                            Page
                                                                            ----
     SECTION 3.2  Selection of Securities To Be Redeemed...................   32
     SECTION 3.3  Notice of Redemption.....................................   32
     SECTION 3.4  Effect of Notice of Redemption...........................   33
     SECTION 3.5  Deposit of Redemption Price..............................   33
     SECTION 3.6  Securities Redeemed in Part..............................   34
     SECTION 3.7  Optional Redemption......................................   34
     SECTION 3.8  Mandatory Redemption.....................................   35
     SECTION 3.9  Offer to Purchase by Application of Excess Proceeds......   35

                                   ARTICLE IV
                                   ----------

COVENANTS..................................................................   37
     SECTION 4.1  Payment of Securities....................................   37
     SECTION 4.2  Reports..................................................   37
     SECTION 4.3  Limitation on Incurrence of Indebtedness and Issuance
                    of Preferred Stock.....................................   37
     SECTION 4.4  Limitation on Restricted Payments........................   39
     SECTION 4.5  Restrictions on Payments for Consent.....................   42
     SECTION 4.6  Limitation on Affiliate Transactions.....................   42
     SECTION 4.7  Limitation on Liens......................................   43
     SECTION 4.8  Limitation on Asset Sales................................   43
     SECTION 4.9  Change of Control........................................   44
     SECTION 4.10  Limitation on Dividend and Other Payment Restrictions
                    Affecting Subsidiaries.................................   45
     SECTION 4.11  Additional Subsidiary Guarantees........................   46
     SECTION 4.12  Further Instruments and Acts............................   46
     SECTION 4.13  Use of Proceeds.........................................   46
     SECTION 4.14  Compliance Certificates.................................   46
     SECTION 4.15  Maintenance of Office or Agency.........................   47
     SECTION 4.16  Taxes...................................................   47
     SECTION 4.17  Stay, Extension and Usury Laws..........................   48
     SECTION 4.18  Corporate Existence.....................................   48

                                   ARTICLE V
                                   ---------

SUCCESSORS.................................................................   48
     SECTION 5.1  Mergers and Consolidations...............................   48
     SECTION 5.2  Successor Corporation Substituted........................   49

                                     (ii)

                                                                            Page
                                                                            ----
                                  ARTICLE VI
                                  ----------

DEFAULTS AND REMEDIES.......................................................  49
     SECTION 6.1  Events of Default.........................................  49
     SECTION 6.2  Acceleration..............................................  51
     SECTION 6.3  Other Remedies............................................  52
     SECTION 6.4  Waiver of Past Defaults...................................  52
     SECTION 6.5  Control by Majority.......................................  52
     SECTION 6.6  Limitation on Suits.......................................  52
     SECTION 6.7  Rights of Holders to Receive Payment......................  53
     SECTION 6.8  Collection Suit by Trustee................................  53
     SECTION 6.9  Trustee May File Proofs of Claim..........................  53
     SECTION 6.10  Priorities...............................................  53
     SECTION 6.11  Undertaking for Costs....................................  54
     SECTION 6.12  Restoration of Rights and Remedies.......................  54

                                  ARTICLE VII
                                  -----------

TRUSTEE.....................................................................  54
     SECTION 7.1  Duties of Trustee.........................................  54
     SECTION 7.2  Rights of Trustee.........................................  55
     SECTION 7.3  Individual Rights of Trustee..............................  56
     SECTION 7.4  Trustee's Disclaimer......................................  56
     SECTION 7.5  Notice of Defaults........................................  57
     SECTION 7.6  Reports by Trustee to Holders.............................  57
     SECTION 7.7  Compensation and Indemnity................................  57
     SECTION 7.8  Replacement of Trustee....................................  58
     SECTION 7.9  Successor Trustee by Merger...............................  59
     SECTION 7.10  Eligibility; Disqualification............................  59
     SECTION 7.11  Preferential Collection of Claims Against Company........  59

                                 ARTICLE VIII
                                 ------------

DISCHARGE OF INDENTURE; DEFEASANCE..........................................  60
     SECTION 8.1  Option to Effect Legal Defeasance or Covenant Defeasance..  60
     SECTION 8.2  Legal Defeasance and Discharge............................  60
     SECTION 8.3  Covenant Defeasance.......................................  60
     SECTION 8.4  Conditions to Legal or Covenant Defeasance................  61
     SECTION 8.5  Application of Trust Money................................  62
     SECTION 8.6  Repayment to the Company..................................  62
     SECTION 8.7  Indemnity for Government Obligations......................  62
     SECTION 8.8  Reinstatement.............................................  62

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                                   ARTICLE IX
                                   ----------

AMENDMENTS..................................................................  63
     SECTION 9.1  Without Consent of Holders................................  63
     SECTION 9.2  With Consent of Holders...................................  64
     SECTION 9.3  Compliance with Trust Indenture Act.......................  66
     SECTION 9.4  Revocation and Effect of Consents and Waivers.............  66
     SECTION 9.5  Notation on or Exchange of Securities.....................  66
     SECTION 9.6  Trustee To Sign Amendments................................  66

                                   ARTICLE X
                                   ---------

SUBSIDIARY GUARANTEE OF SECURITIES..........................................  67
     SECTION 10.1...........................................................  67
     SECTION 10.2  Execution And Delivery Of Subsidiary Guarantee...........  68
     SECTION 10.3  Subsidiary Guarantee Unconditional, etc..................  68
     SECTION 10.4  Limitation of Subsidiary Guarantor's Liability...........  69
     SECTION 10.5  Contribution.............................................  69
     SECTION 10.6  Release..................................................  70
     SECTION 10.7  Additional Subsidiary Guarantors.........................  70
     SECTION 10.8  Subsidiary Guarantors May Consolidate, etc., On
                    Certain Terms...........................................  70
     SECTION 10.9  Successors and Assigns...................................  71
     SECTION 10.10  Waiver of Stay, Extension or Usury Laws.................  71

                                  ARTICLE XI
                                  ----------

MISCELLANEOUS...............................................................  72
     SECTION 11.1  Trust Indenture Act Controls.............................  72
     SECTION 11.2  Notices..................................................  72
     SECTION 11.3  Communication by Holders with other Holders..............  73
     SECTION 11.4  Certificate and Opinion as to Conditions Precedent.......  73
     SECTION 11.5  Statements Required in Certificate or Opinion............  73
     SECTION 11.6  When Securities Disregarded..............................  74
     SECTION 11.7  Rules by Trustee, Paying Agent and Registrar.............  74
     SECTION 11.8  Legal Holidays...........................................  74
     SECTION 11.9  Governing Law............................................  74
     SECTION 11.10  No Recourse Against Others..............................  74
     SECTION 11.11  Successors..............................................  74
     SECTION 11.12  Multiple Originals......................................  74
     SECTION 11.13  Variable Provisions.....................................  74
     SECTION 11.14  Qualification of Indenture..............................  74
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Exhibit A  -   Form of Series A Security..................................   A-1
Exhibit B  -   Form of Series B Security..................................   B-1
Exhibit C  -   Form of Certificate To Be Delivered in Connection with
               Transfers to Non-QIB Accredited Investors..................   C-1
Exhibit D  -   Form of Certificate To Be Delivered in Connection with
               Transfers Pursuant to Regulation S.........................   D-1

___________________
Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                      (v)